Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), Dr. Adya S. Tripathi, Chief Executive Officer of Tripath Technology Inc. (the “Company”), and Jeffrey L. Garon, Chief Financial Officer of the Company, each hereby certify that:

(1) The Company’s quarterly report on Form 10-Q/A for the period ended June 30, 2005, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the periods covered by the Quarterly Report and the results of operations of the Company for the periods covered by the Quarterly Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 12th day of September, 2005.

/s/ DR. ADYA S. TRIPATHI	/s/ JEFFREY L. GARON
Dr. Adya S. Tripathi President and Chief Executive Officer	Jeffrey L. Garon Vice President, Finance and Chief Financial Officer

This certification “accompanies” the Form 10-Q/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Tripath Technology Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date on the Form 10-Q/A), irrespective of any general incorporation language contained in such filing.